UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Name of Registrant as Specified in Its Charter)

STILWELL ACTIVIST INVESTMENTS, L.P. STILWELL VALUE PARTNERS VII, L.P. STILWELL ACTIVIST FUND, L.P. STILWELL VALUE LLC JOSEPH STILWELL
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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On October 4, 2018, The Stilwell Group issued the following press release:

The Stilwell Group RELEASES statements ADDRESSED TO THE BOARD OF Wheeler Real Estate Investment Trust AT THE ANNUAL MEETING of SHAREHOLDERS

NEW YORK, October 4, 2018 /PRNewswire/ -- The Stilwell Group, the largest shareholder of Wheeler Real Estate Investment Trust, Inc. (the "Company" or “Wheeler”) (nasdaq:whlr), today announced that it has released the following statements delivered by Joseph Stilwell to the Wheeler Board of Directors at the Company’s 2018 Annual Meeting of Shareholders held yesterday, October 3, 2018, in Charleston, South Carolina. The Stilwell Group will mail these remarks to the Company’s shareholders.

“The capital structure of Wheeler has always been poor. The issuance of a substantial additional amount of the Series D preferred last January – to buy JANAF – which we view as a vanity project for the folks in Virginia Beach – made it a disaster to [Wheeler’s common] shareholders.

The Series D preferred has a “death spiral” provision that takes effect in just under five years and will wipe out the common shareholders – giving the Company about three years to find a solution.

Six of you were here, and you all voted for it. If you were ignorant of the provision, to us - to me - you were grossly negligent. If you knew of the provision, you were recklessly negligent. The most charitable explanation we can imagine is that each of you was dead asleep.

It’s been our experience that the directors who create problems are seldom the ones to fix those problems. While I hope you prove me wrong in the next year, the signs aren’t promising. Westport Capital now has a second director added to the Board; yet Westport’s first director voted for all the bad stuff, and you renominated him. At Stilwell, we’d fire someone like that. And North Star’s Andy Jones is a very passive guy who’s already swapped out a part of his common shares into preferred shares.* And of course, the other six of you caused this mess.

I approached this election in too lighthearted a manner – a mistake I will not make next year.”

Investor Contact:

The Stilwell Group

Megan Parisi
(917) 881-8076

mparisi@stilwellgroup.com

*See WHLR DEFC14A, August 31, 2018, pp. 43-45.